   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 6, 2009

                                          REGISTRATION STATEMENT NO. 333-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
              ---------------------------------------------------

                         UNIVERSAL DETECTION TECHNOLOGY
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

        CALIFORNIA                                            95-2746949
-------------------------------                           -------------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

   340 NORTH CAMDEN DRIVE, SUITE 302
     BEVERLY HILLS, CALIFORNIA                                    90210
----------------------------------------                   ------------------
(Address of principal executive offices)                        (Zip Code)

                         2009 EQUITY INCENTIVE PLAN III
    ------------------------------------------------------------------------
                            (Full title of the plan)

                     Jacques Tizabi, Chief Executive Officer
                        340 North Camden Drive, Suite 302
                         Beverly Hills, California 90210
                                 (310) 248-3655

                                   copies to:

                               Jennifer A. Post, Esq.
                             Law Office of Jennifer A. Post
                        340 North Camden Drive, Suite 302
                         Beverly Hills, California 90210
                                 (310) 300-0887
    ------------------------------------------------------------------------
              (Name and address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

   Large accelerated filer [  ]                Accelerated filer [ ]
   Non-accelerated filer   [  ]                Smaller reporting company [ X ]
   (Do not check if a smaller reporting company)

                                                       CALCULATION OF REGISTRATION FEE
---------------------- -------------------- -------------------- -------------------- -----------------------
                                             PROPOSED MAXIMUM     PROPOSED MAXIMUM
 TITLE OF SECURITIES      AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING         AMOUNT OF
  TO BE REGISTERED         REGISTERED            SHARE (1)            PRICE(1)           REGISTRATION FEE
---------------------- -------------------- -------------------- -------------------- -----------------------
    Common Stock         200,000,000(2)         $0.0052          $1,040,000.00           $58.03
---------------------- -------------------- -------------------- -------------------- -----------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), the price per share and aggregate offering price are based upon the average closing bid and ask prices of the common stock of the Registrant as listed on the OTC Bulletin Board on November 2, 2009.

(2) Pursuant to Rule 416 of the Securities Act, this registration statement shall also cover any additional shares of common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction by the Registrant.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act is not required to be filed with the Securities and Exchange Commission (the "Commission") and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428(b)(1) under the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents are hereby incorporated by reference into this Registration Statement:

      (a) The Annual Report on Form 10-K for the period ended December 31, 2008, filed by the Registrant with the Commission on April 16, 2009;

      (b) The Current Report on Form 8-K filed by the Registrant with the Commission on May 4, 2009;

      (c) The Quarterly Report on Form 10-Q for the period ended March 31, 2009, filed by the Registrant with the Commission on May 20, 2009;

      (d) The Current Report on Form 8-K filed by the Registrant with the Commission on June 30, 2009;

      (e) The Current Report on Form 8-K filed by the Registrant with the Commission on July 17, 2009;

      (f) The Quarterly Report on Form 10-Q for the period ended June 30, 2009, filed by the Registrant with the Commission on August 14, 2009;

      (g) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form S-1, filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") originally on January 17, 1989, including all amendments filed for the purpose of updating such common stock description;(1) and

      (h) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

__________________
(1) As the referenced registration statement does not appear in the Securities Exchange Commission's EDGAR database, the Registrant provides the following description of its common stock herein:

Our common stock is traded on the OTC Bulletin Board under the symbol "UNDT." Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and have cumulative voting rights. We currently do not pay any dividends on our common stock, and we currently intend to retain any future earnings for use in our business. Any future determination as to the payment of dividends on our common stock will be at the discretion of our Board of Directors and will depend on our earnings, operating and financial condition, capital requirements and other factors deemed relevant by our Board of Directors, including the General Corporation Law of the State of California, which provides that dividends are only payable out of retained earnings or if certain minimum ratios of assets to liabilities are satisfied. The declaration of dividends on our common stock also may be restricted by the provisions of credit agreements that we may enter into from time to time. Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding. Holders of our common stock have no preemptive rights to purchase shares of our stock. The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

ITEM 4. DESCRIPTION OF SECURITIES

      Not applicable. The class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 317 of the California General Corporation Law permits the indemnification of a corporation's agent (which includes officers and directors) if such agent is a party (or is threatened to be made a party) to any action or proceeding by reason of the fact that the person is or was an agent of the corporation or because he is a party (or is threatened to be made a party) to any action or proceeding brought by or on behalf of a corporation. If the agent is successful on the merits in defense of any action or proceeding, the corporation must indemnify the agent against expenses actually and reasonably incurred by the agent in such defense. The Registrant's Articles of Incorporation, as amended, provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law. The Registrant's Bylaws require the Registrant to indemnify its officers and directors, to the maximum extent permitted by the California General Corporation Law, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any person is or was an officer or director of the Registrant. In this regard, the Registrant has the power to advance to any officer or director expenses incurred in defending any such proceeding to the maximum extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for the Registrant's directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8. EXHIBITS

     4.1      2009 Equity Incentive Plan III
     5.1      Opinion and Consent from the Law Office of Jennifer A. Post
     23.1     Consent of Kabani & Company, Inc.
     23.2     Consent of the Law Office of Jennifer A. Post (included in Exhibit
              5.1)


ITEM 9. UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

      (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time as the initial bona fide offering;

      (3) To remove from registration any of the securities that remain unsold at the end of the offering by means of a post-effective amendment; and

      (4) For determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, to be a seller to the purchaser and to be considered to offer or sell such securities to such purchaser: a) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; b) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; c) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by it or on its behalf; and d) any other communication that is an offer in the offering made by the Registrant to the purchaser.

      (5) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, California, on November 6, 2009.

                                  UNIVERSAL DETECTION TECHNOLOGY


                                  By: /s/ Jacques Tizabi
                                      --------------------------------
                                      Jacques Tizabi
                                      President, Chief Executive Officer,
                                      Acting Chief Financial Officer and
                                      Chairman of the Board of Directors


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                  By: /s/ Jacques Tizabi
                                      --------------------------------
                                      Jacques Tizabi
                                      President, Chief Executive Officer, Acting
                                      Chief Financial Officer, and
                                      Chairman of the Board of Directors
                                      (Principal Executive Officer and Acting
                                      Principal Accounting and Financial
                                      Officer) November 6, 2009


                                  By: /s/ Tom Sepnzis
                                      --------------------------------
                                      Tom Sepnzis
                                      Director
                                      November 6, 2009


                                  By: /s/ Matin Emouna
                                      ---------------------------------
                                      Matin Emouna
                                      Director
                                      November 6, 2009